Exhibit 3.1
AMENDMENT TO THE
AMENDED AND RESTATED
BYLAWS
OF THE GREENBRIER COMPANIES, INC.
In accordance with Article XI of the Company’s Amended and Restated Bylaws, Article II, Section 9 and Article III, Section 6 of the Company’s Amended and Restated Bylaws are amended in their entirety as follows:
Article II, Section 9 is amended in its entirety to read as follows:
Section 9. Order of Business.
(a) The President, or such other officer of the corporation as shall be designated by the Board of Directors, shall call meetings of the shareholders to order and shall act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer shall also have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than shareholders of the corporation or their proxies) who may attend such meeting, by ascertaining whether any shareholder or his or her proxy may be excluded from such meeting based upon any determination by the presiding officer, in his or her discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at such meeting. The presiding officer shall exercise his or her discretion in accordance with Section 60.209 of Oregon Revised Statutes (or any successor provision).
(b) Other than a nomination of a candidate for election as a director, which shall be governed by Article III, Section 6, no business may be transacted or conducted at any meeting of shareholders other than business that is a proper matter for shareholder action and that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by any shareholder of the corporation (A) who is a shareholder of record on the date of the giving of notice for such meeting and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures in this Section 9. If the presiding officer of a meeting determines that business was not properly brought before such meeting in accordance with the procedures in this Section 9, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(c) Annual Meetings.
(i) In addition to any other applicable requirements, including, without limitation, requirements relating to solicitations of proxies under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, for business to be properly brought before an annual meeting of shareholders by a shareholder (other than a nomination of a candidate for election as a director, which shall be governed by Article III, Section 6), such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the corporation not less than 120 calendar days prior to the date that the corporation’s proxy statement for the annual meeting of shareholders was released to shareholders in the previous year.
(ii) To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (v) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (w) the name and record address of such shareholder, (x) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder or in which such shareholder has an economic interest through derivative instruments, (y) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (z) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
(d) Special Meetings. In addition to any other applicable requirements, including, without limitation, requirements relating to solicitations of proxies under the Exchange Act, and the rules and regulations promulgated thereunder, for business to be properly brought before a special meeting of shareholders by a shareholder (other than a nomination of a candidate for election as a director, which shall be governed by Article III, Section 6), at the time of, and included within the written demand for the special meeting prescribed by Article II, Section 3, such shareholder must set forth in such demand as to each matter such shareholder proposes to bring before the special meeting, the information prescribed by Article II, Section 9(c)(ii) above.
(e) Written Consents. In the case of shareholder action by written consent, the shareholder seeking to have the shareholders authorize or take corporate action (other than a nomination of a candidate for election as a director, which is covered by Article III, Section 6) by written consent shall, by written notice to the Secretary, set forth the information prescribed in clause (ii) of Section 9(c) above and request the Board of Directors to fix a record date for determining shareholders entitled to consent to corporate action in writing without a meeting. The Board of Directors shall promptly, but in no event later than the tenth day after the date on which such notice is received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors within such time period, such record date shall be determined in accordance with the provisions of Section 60.211 of Oregon Revised Statutes (or any successor provision).
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Article III, Section 6 is amended in its entirety to read as follows:
Section 6. Nomination of Directors.
(a) If the presiding officer at a meeting of the shareholders determines that a nomination has not been made in accordance with the procedures set forth in this Article III, Section 6, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders or at any special meeting of shareholders called for such purpose (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation (A) who is a shareholder of record on the date of the giving of notice provided for in this Article III, Section 6(b)(ii), and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures in this Article III, Section 6(b)(ii). In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given notice thereof in proper written form to the Secretary, and in the case of an annual meeting of shareholders, such notice must have been timely given. Only persons who are nominated in accordance with the procedures in this Article III, Section 6 shall be eligible for election as Directors.
(b) Annual Meetings.
(i) To be timely, a shareholder’s notice for an annual meeting of shareholders must be received by the Secretary at the principal executive offices of the corporation not less than 120 calendar days prior to the date that the corporation’s proxy statement for the annual meeting of shareholders was released to shareholders in the previous year.
(ii) To be in proper written form, a shareholder’s notice to the Secretary for an annual meeting of shareholders must (i) set forth as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the nominee or in which such nominee has an economic interest through derivative instruments, and (D) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) set forth as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder or in which such shareholder has an economic interest through derivative instruments, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in the notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a signed written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
(c) Special Meetings. To be in proper written form, at the time of, and included within the written demand for the special meeting prescribed by Article II, Section 3, such shareholder must set forth in such demand as to each nominee the information prescribed by Section 6(b)(ii) above.
(d) Written Consents. In the case of shareholder action by written consent with respect to the election by shareholders of a candidate as director, the shareholder seeking to have the shareholders elect such candidate by written consent shall, by written notice to the Board of Directors, set forth the information prescribed in Section 6(b)(ii) and request the Board of Directors to fix a record date for determining shareholders entitled to consent to corporate action in writing without a meeting. The Board of Directors shall promptly, but in no event later than the tenth day after the date on which such notice is received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors within such time period, such record date shall be determined in accordance with the provisions of Section 60.211 of Oregon Revised Statutes (or any successor provision).